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           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                                 JUNE 30, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 1996:

              Net Loss                                       $ (1,000)
                Add:Cash from reserves                        106,000
                                                             --------
                Cash Available for Distribution              $105,000
                                                             ========
                Distributions allocated to General Partners  $  5,000
                                                             ========
                Distributions allocated to Limited Partners  $100,000
                                                             ========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

   Entity Receiving                    Form of
     Compensation                   Compensation                  Amount
   ----------------            --------------------------         ------
   W.P. Management
   Co., Inc.                   Property Management Fees          $40,000

   General Partners            Interest in Cash Available
                               for Distribution                  $ 5,000

   WFC Realty Co., Inc.
   (Initial Limited Partner)   Interest in Cash Available
                               for Distribution                  $    20

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